UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 18, 2011
United Western Bancorp, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

0-21231	84-1233716
(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 2100 Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 595-9898
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS

On February 18, 2011, United Western Bancorp, Inc. (the “Company”) filed a complaint (the "Complaint") on behalf of United Western Bank, its former federal savings bank subsidiary (the “Bank”), itself and various individual directors and officers in the United States District Court for the District of Columbia, against the Office of Thrift Supervision (the "OTS"), the OTS Acting Director, John E. Bowman (the "Acting Director") and the Federal Deposit Insurance Company (the "FDIC") (the OTS, FDIC and the Acting Director, collectively the "Defendants") for an order requiring the OTS and the Acting Director to remove the FDIC as receiver of the Bank, alleging, among other things, that the receivership and seizure order, issued on January 21, 2011, was arbitrary and capricious and lacked any basis in applicable law.

The Complaint alleges, among other things, that the Defendants have in this case profoundly abused their enormous powers to protect the banking system and the FDIC Deposit Insurance Fund by seizing an economically viable bank with over $400 million in available cash at the time of seizure (representing fully 20% of its total assets).  The Complaint further alleges, that the Defendants did so based upon a sudden and irrational rejection of the Bank’s proven business model as a community bank that also performed settlement and processing services for trust, settlement, clearing, and escrow companies. The Complaint alleges that the Defendants conducted regular examinations of the Bank for over 16 years, were aware of the Bank’s business model, and had never previously objected to it.  In 2010, the Defendants suddenly rejected the Bank’s business model and commenced an arbitrary and capricious course of action that would culminate in the unlawful seizure of the Bank.  The Complaint states that the Defendants’ efforts to convert their new found bias for traditional community banking into statutory grounds to close down the Bank must be rejected since there was no rational and legitimate ground to seize the Bank.

The foregoing is only a summary of the material terms of the Complaint and does not purport to be complete, and is qualified in its entirety by reference to the Complaint, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)  Exhibits.

10.1
Complaint with respect to the following matter filed on February 18, 2011 in the United States District Court for the District of Columbia:  United Western Bank; United Western Bancorp, Inc., Individually and on behalf of United Western Bank as Sole Shareholder of United Western Bank; Guy A. Gibson, Individually and on behalf of United Western Bank and United Western Bancorp, Inc.; Michael J. McCloskey, Individually and on behalf of United Western Bancorp, Inc.; James H. Bullock, Individually and on behalf of United Western Bank and United Western Bancorp, Inc.; Charles J. Berling, Individually and on behalf of United Western Bank; and Robert T. Slezak, Individually and on behalf of United Western Bancorp, Inc., as Plaintiffs,  v. Office of Thrift Supervision; John E. Bowman, in his capacity as Acting Director of the Office of Thrift Supervision; Federal Deposit Insurance Corporation, in its Corporate Capacity; and Federal Deposit Insurance Corporation, in its capacity as Receiver for United Western Bank, Defendants.

99.1	Press release dated February 18, 2011, titled "United Western Bancorp, Inc. Announces it has filed a Complaint against the Federal Deposit Insurance Corporation and the Office of Thrift Supervision."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED WESTERN BANCORP, INC.

Dated: February 18, 2011	By: /s/ Michael J. McCloskey
Name: Michael J. McCloskey
Title: Executive Vice President, Chief Operating Officer and General Counsel